UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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☐	Soliciting Material Pursuant to §240.14a-12

Farmers National Banc Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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August 6, 2010
Dear Shareholder:
We recently mailed to you our quarterly earnings release which highlights profitable examples of our long term growth strategy. To continue this strategy we have previously mailed to you proxy materials for the Special Meeting of Shareholders to be held August 19, 2010. The proxy materials request your support of two critically important proposals, which if adopted, will allow us to proceed as intended with our proposed public offering of our common shares. This offering will allow us to continue our profitable growth strategy. Our directors unanimously support these actions. Your vote on these matters is important, regardless of the number of shares you own.
At the time of this mailing, we had not yet received your vote. The Special Meeting is now only a few weeks away. It is vitally important that you vote your shares. Please vote by internet, by phone or sign, date and return the enclosed proxy card or voting instruction form.
If you hold your shares in the name of a brokerage firm, your broker cannot vote your shares on these proposals unless they receive your specific instructions. Your Board of Directors recommends you vote FOR these critically important proposals that will be presented at this meeting.
In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate proxy card and return envelope. In the event that two proxy cards are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxies.
If you have any questions, I encourage you to contact me directly at 330-702-8432 or via email at jgulas@farmersbankgroup.com. Thank you for your continued support as we work to diligently increase shareholder value and satisfaction.
Sincerely,
FARMERS NATIONAL BANC CORP.
/s/ John S. Gulas
John S. Gulas
President & Chief Executive Officer
A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. You may obtain a written prospectus, when available, for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406-0555, Attention: Carl D. Culp. This letter shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Securities may not be sold nor may offers to buy be accepted prior to the effectiveness of a registration statement, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.